UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

MERIDIAN WASTE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104
Milton, GA 30004
 (Address of principal executive offices)

(678) 871-7457
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on June 3, 2016, Meridian Waste Solutions, Inc. (the “Company”) completed the first closing of a private placement offering to accredited investors (the “Initial Offering”) of up to $3,000,000 of the Company’s restricted common stock, par value $0.025 per share (the “Common Stock”) and warrants to purchase shares of Common Stock, and, in connection therewith, the Company entered into definitive subscription agreements (the “First Closing Subscription Agreements”) with three (3) accredited investors (the “First Closing Investors”), and issued an aggregate of 326,923 shares of Common Stock and warrants for aggregate gross proceeds to the Company of $425,000.

As previously reported, effective June 13, 2016, the Company amended the terms of the Initial Offering (as amended, the “Offering”) to reflect a reduction of the per share subscription price from $1.30 to $1.12. Accordingly, pursuant to those certain first amendments to subscription agreement (the “Amendments”) between the Company and each of the respective First Closing Investors, the Company amended the terms of the Initial Offering to reflect such reduced purchase price and issued to the First Closing Investors, on a pro rata basis, an aggregate of 52,541 additional shares of Common Stock, together with replacement warrants and, on June 13, 2016, the Company completed an additional closing of the Offering, issuing an aggregate of 111,607 shares of Common Stock and warrants (the “Warrants”) for aggregate gross proceeds to the Company of $125,000.

On June 21, 2016, the Company completed an additional closing of the Offering (the “Closing”). In connection with the Closing, the Company entered into a definitive subscription agreement (the “Subscription Agreement”) with one (1) accredited investor (the “Investor”), and issued an aggregate of 44,643 shares of Common Stock and warrants (the “Warrant”) for aggregate gross proceeds to the Company of $50,000. Up to an additional $2,400,000 of Common Stock may be purchased by future investors under the Offering.

In the event that, for a six-month period beginning six months from the date of such Subscription Agreement (subject to extension under certain circumstances), such subscriber were to sell all shares of Common Stock purchased by such subscriber pursuant to such Subscription Agreement and fail to receive proceeds equal to or in excess of the aggregate purchase price paid by such subscriber for such shares, such subscriber could exercise the Warrant, requiring the Company to, at its election, (i) issue to such subscriber the number of shares of Common Stock equivalent to amount by which such purchase price exceeds such sale proceeds, valued at the average closing price for the Common Stock on the primary trading market on the three (3) trading days preceding the date of exercise or (ii) redeem such shortfall amount in cash. The Warrants may be exercised more than once each, in the event that sale proceeds, including shares issued pursuant to a Warrant, continue to fall short of the original purchase price and the Company has not elected to redeem such Warrant for cash.

The Subscription Agreement provides that the Company shall issue additional shares of Common Stock in the event that, prior to the first anniversary of the Subscription Agreement, such Investor sells all of the Common Stock purchased under the Subscription Agreement and receives less than the full amount of the purchase price paid under the Subscription Agreement, and the Subscription Agreement contains typical representations and warranties.

The representations and warranties contained in the Subscription Agreement were made by the parties to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Subscription Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements, and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and their agreements.

The Company intends to use the proceeds of the Closing for capital expenditures. The Closing occurred following the satisfaction of customary closing conditions.

The Company utilized the services of a FINRA registered placement agent for the Initial Offering and the Offering. In connection with the Closing, the Company will pay such placement agent an aggregate cash fee of $3,125 and will issue to such placement agent or its designees 781 shares of Common Stock. The net proceeds to the Company from the Closing, after deducting the forgoing fees and other Offering expenses, are expected to be approximately $46,875.

The above description of the Subscription Agreement and the Warrant do not purport to be complete and are qualified in their entirety by the full text of such documents, the forms of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The securities issued pursuant to the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the following exhibit index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Subscription Agreement (incorporated by reference to Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2016).

10.2*	Form of Warrant (incorporated by reference to Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2016)

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: June 27, 2016	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer